UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

RING ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36057	90-0406406
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1725 Hughes Landing Blvd. Suite 900 The Woodlands, TX	77380
	(Address of Principal Executive Offices)	(Zip Code)

(281) 397-3699

Registrant’s Telephone Number, including Area Code

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2021, Ring Energy, Inc. (the “Company”) entered into the Fifth Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of April 9, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, as borrower, Truist Bank as Administrative Agent, and the lenders from time-to-time party thereto.

The Amendment, among other things: (i) incorporates contractual fallback language for U.S. dollar LIBOR denominated syndicated loans, which language provides for the transition away from LIBOR to an alternative reference rate; and (ii) incorporates certain provisions that clarify the rights of agents to recover from lenders erroneous payments made to such lenders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated as of June 21, 2021, by and among Ring Energy, Inc. as borrower, Truist Bank as Administrative Agent, and the lenders from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RING ENERGY, INC.
(Registrant)

Date: June 25, 2021	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer